UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2013 (May 16, 2013)

MINN SHARES INC.
(Exact name of registrant as specified in Charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1624 Harmon Place, Suite 210, Minneapolis, MN 55403
 (Address of Principal Executive Offices)

(612) 486-5587
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2013, Minn Shares Inc. (the “Company”) entered into an agreement (the “Option Agreement”) with The Globe Resources Group, LLC ( “Purchaser”), pursuant to which Purchaser has acquired the right to purchase (the “Option”), at any time through the date that is twelve (12) months from the date of the Option Agreement (the “Option Period”), 38,520,252 shares (the “Controlling Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), such that Purchaser shall obtain ninety-seven percent (97%) of the Company’s securities, at an aggregate purchase price that shall be equal to $202,564 (representing the principal amount plus accrued interest due to certain related parties as of March 31, 2013, as specifically set forth below) (“Related Party Payables”) plus all accrued interest on Related Party Payables from April 1, 2013 through and including the closing of the transaction contemplated by the Option Agreement  (the “Purchase Price”). The closing (the “Closing”) of the sale of the Controlling Shares, if such sale shall occur, may occur at any time during the Option Period upon no less than sixty-one (61) and no more than ninety (90) days’ prior written notice from Purchaser (the “Closing Date”) pursuant to the terms of the Option Agreement. If Purchaser has not purchased the Controlling Shares prior to the expiration of the Option Period, and the Option Agreement is not extended by the mutual agreement of the Company and Purchaser, the Option Agreement and Purchaser’s right to purchase the Controlling Shares will terminate on May 16, 2014.

Upon execution of the Option Agreement, Purchaser delivered an advance of $59,593 to the Company to cover its expenses during the Option Period, as further described in the Option Agreement.

On the Closing Date, the Company shall deliver to Purchaser the resignations of all of the Company’s officers and directors; provided however, that immediately prior to the resignation of all of the Company’s board of directors, the board of directors shall appoint one director chosen by Purchaser to serve on the board of directors after all of the Company’s current directors have resigned.

The description of the Option Agreement herein is a summary and is qualified in its entirety by the provisions of the Option Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  There can be no assurances that the transactions contemplated under the Option Agreement will ever be consummated.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d)  Exhibits:  The following exhibits are filed as part of this report:

Exhibit
Number	Description

10.1	Option Agreement by and between the Company and The Globe Resources Group, LLC, dated May 16, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MINN SHARES INC.

Date: May 22, 2013	By:	/s/ Richard Gilbert
Richard Gilbert President

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